Exhibit 3.02
AMENDED AND RESTATED BYLAWS
Restated as of August 1, 1996, June 26, 2001, February 4, 2003, April 10, 2007,
July 17, 2007, March 1, 2008, March 10, 2008, June 24, 2008, February 18, 2009 August 20, 2009 and
February 23, 2011
COMARCO, INC.
February 23, 2011

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TABLE OF CONTENTS
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TABLE OF CONTENTS
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AMENDED AND RESTATED BYLAWS
OF
COMARCO, INC.
A CALIFORNIA CORPORATION
Amended and Restated as of August 20, 2009
ARTICLE I
APPLICABILITY
     Section 1. Applicability of Bylaws. These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of the Corporation.
ARTICLE II
OFFICES
     Section 1. Principal Executive Office. The location of the principal executive office of the Corporation is 25541 Commercentre Drive, Lake Forest, CA 92630.
     Section 2. Other Offices. The Board of Directors may establish other offices at any place or places within or without the State of California.
     Section 3. Change in Location or Number of Offices. The Board of Directors may change any office from one location to another or eliminate any office or offices.
ARTICLE III
MEETINGS OF SHAREHOLDERS
     Section 1. Place of Meetings. Meetings of the shareholders shall be held at any place within or without the State of California designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation.

     Section 2. Annual Meetings. An annual meeting of the shareholders shall be held each fiscal year of the Corporation at a date and time designated by the Board of Directors. Directors shall be elected at each annual meeting and any other proper business that may come before such meeting may be transacted thereat.
     Section 3. Special Meetings.
     (a) Special meetings of the shareholders may be called by a majority of the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10 percent of the votes on the record date established for such meeting. The person or persons calling any such meeting shall concurrently specify the purpose of such meeting and the business proposed to be transacted at such meeting (which must constitute a proper matter for shareholder action under California law) and if such person or persons calling the meeting are shareholders, include the information required by Section 13(a)(iii) of this Article III to the extent applicable.
     (b) In connection with any special meeting called in accordance with the provisions of this Section 3, upon request in writing sent by registered mail to the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation, or delivered to any such officer in person, by the person or persons calling such meeting (such request, if sent by a shareholder or shareholders, to include the information required by Section 13(a)(iii) of this Article), it shall be the duty of such officer, subject to the immediately succeeding sentence, to cause notice of such meeting to be given in accordance with Section 4 of this Article and, in connection therewith, to establish the place and, subject to Section 601(c) of the California Corporations Code, the date and hour of such meeting. Within five (5) business days after receiving such a request from a shareholder or shareholders of the Corporation, the Board of Directors shall determine whether such shareholder or shareholders have satisfied the requirements for calling a special meeting of the shareholders and notify the requesting party or parties of its finding. Nothing contained in this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by a member of the Board of Directors may be held.
     Section 4. Notice of Annual, Special or Adjourned Meetings.
     (a) Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given in the manner described in subdivision (d) of this Section not less than 10 nor more than 60 days before the date thereof to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intend to present for action by the shareholders including, whenever directors are to be elected at a meeting, the names of nominees intended at the time of giving of the notice to be presented by management for election.
     (b) Any proper matter may be presented at an annual meeting for action, except as is provided in subdivision (f) of Section 601 of the Corporations Code of the State of California.

     (c) Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.
     (d) Notice of any meeting of the shareholders or any report shall be given either personally or by first class mail, postage prepaid, or other means of written communication, addressed to the shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice; or if no such address appears or is given at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of these Bylaws or the General Corporation Law of the State of California, executed by the Secretary, assistant secretary or any transfer agent of the Corporation, shall be prima facie evidence of the giving of the notice or report.
     (e) If any notice or report addressed to the shareholder at his address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon his written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.
     Section 5. Record Date.
     (a) The Board of Directors may fix a time in the future as a record date for the determination of the shareholders (1) entitled to notice of any meeting or to vote thereat, (2) entitled to receive payment of any dividend or other distribution or allotment of any rights or (3) entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of any meeting of the shareholders nor more than 60 days prior to any other action.
     (b) In the event no record date is fixed:
          (1) The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
          (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

          (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.
     (c) Only shareholders of record at the close of business on the record date are entitled to notice and to vote or to receive a dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.
     (d) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.
     Section 6. Quorum; Action at Meetings.
     (a) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.
     (b) Except as provided in subdivision (c) of this Section, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.
     (c) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
     Section 7. Adjournment. Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.
     Section 8. Validation of Defectively Called, Noticed or Held Meetings.
     (a) The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
     (b) Attendance of a person at a meeting shall constitute a waiver of notice of, and presence at, such meeting, except (1) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (2)

that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the General Corporation Law of the State of California to be included in the notice but not so included, if such objection is expressly made at the meeting.
     (c) Any written waiver of notice shall comply with subdivision (f) of Section 601 of the Corporations Code of the State of California.
     Section 9. Voting for Election of Directors.
     (a) Every shareholder complying with subdivision (b) of this Section and entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.
     (b) No shareholder shall be entitled to cumulate his votes (i.e., cast for any one candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidates or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.
     (c) Elections for directors may be by voice vote or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.
     (d) In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected as directors.
     Section 10. Proxies.
     (a) Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a written proxy signed by him or his attorney-in-fact and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by him or his attorney-in-fact.
     (b) Any duly executed proxy shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (1) by a writing delivered to the Corporation stating that it is revoked, (2) by a subsequent proxy executed by the person executing the proxy and presented to the meeting or (3) by the attendance at the meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. The date contained on the form of proxy shall be deemed to be the date of its execution.

     (c) A proxy which states that it is irrevocable, is irrevocable for the period specified therein subject to the provisions of subdivisions (e) and (f) of Section 705 of the Corporations Code of the State of California.
     Section 11. Inspectors of Election.
     (a) In advance of any meeting of the shareholders, the Board of Directors may appoint either one or three persons (other than nominees for the office of director) as inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse to act) at the meeting. If appointed at a meeting on the request of one or more shareholders or the proxies thereof, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.
     (b) The duties of inspectors of election and the manner of performance thereof shall be as prescribed in Section 707 of the Corporations Code of the State of California.
     Section 12. No Action by Written Consent. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual meeting or special meeting of shareholders of the Corporation.
     Section 13. Advance Notice of Shareholder Business and Nominations.
     (a) Annual Meetings of Shareholders.
               (i) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. At an annual meeting, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (c) by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 13(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting, and who complies with the notice procedures and requirements set forth in this Section 13(a).
               (ii) For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business must constitute a proper matter for shareholder action under California law. To be timely, a shareholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the immediately preceding year’s annual meeting of shareholders; provided, however, that if the annual meeting is convened more than 30 days before, or delayed by more than 30 days after, the one-year anniversary of the immediately preceding year’s annual meeting of shareholders, notice by the shareholder to be timely must be so received by the Secretary at the principal executive offices not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which Public Announcement (as defined below in Section 13(c)(ii)) below of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased to a number above the authorized number of directors immediately before such election, and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days before the last day a shareholder may deliver a notice of nomination in accordance with the preceding sentence, a shareholder’s notice shall also be considered timely, but only with respect to nominees for director for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
               (iii) To be in proper written form, a shareholder’s notice (whether pursuant to Section 3, this Section 13(a) or Section 13(b)) must set forth, as applicable:
                    (A) as to each person, if any, whom the shareholder proposes to nominate for election as a director (x) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (y) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
                    (B) if the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the meeting, (w) a brief description of the business desired to be brought before the meeting, (x) the full and complete text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Articles of Incorporation or the Bylaws of the Corporation, the language of the proposed amendment), (y) the reasons for conducting such business at the meeting, and (z) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and
                    (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (t) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (u) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such shareholder and by such beneficial owner, including any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (v) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote any shares of any security of the Company, (w) any short interest in any security of the Company held by each such party, (x) any rights to dividends on the shares of the Corporation owned beneficially by each such party that are separated or separable from the underlying shares of the Corporation, (y) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (z) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, in each case with respect to clauses (t) through (z) herein as of the close of business on the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for the meeting to disclose such ownership as of the close of business on the record date);
                    (D) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and
                    (E) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and
                    (F) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (z) otherwise to solicit proxies from shareholders in support of such proposal or nomination.
     The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (i) the eligibility of such proposed nominee to serve as a director of the Corporation, and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.
     (b) Special Meetings of Shareholders.
               (i) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before such special meeting and any such proposed business must constitute a proper matter for shareholder action under California law. At a special meeting, business must be (y) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the chairman of the board of directors, the president, a vice president or the secretary or (z) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the board of directors.
               (ii) Any shareholder or shareholders seeking to call a special meeting pursuant to Section 3 of this Article III of these Bylaws, shall provide information in such shareholder’s notice in the same form as required by sub-section (a)(iii) of this Section 13, to the extent applicable, in any request made pursuant to such Section.
               (iii) In the event a special meeting of shareholders is called for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, only if the shareholder’s notice in the same form as required by sub-section (a)(iii) of this Section 13 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (y) the 90th day prior to such special meeting or (z) the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
     (c) General.
               (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5.13, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
               (ii) For purposes of this Section 13, “Public Announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.
               (iii) Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the articles of incorporation.
     Section 14. Order of Business. The chairman of the board of directors, or such other officer of the Corporation designated by a majority of the board of directors, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the board of directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than shareholders of the corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, (ii) ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders. The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with Article III of these Bylaws, and whether any nomination of a person for election as a director of the Corporation at any meeting of the shareholders was properly made in accordance with this Article III of these Bylaws will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, or any nomination was not properly made, he will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded.
ARTICLE IV
DIRECTORS
     Section 1. Number of Directors.
     (a) The authorized number of directors shall be no less than five nor more than nine. The exact number of directors shall be fixed from time to time, within the limits specified in this subdivision, by an amendment of subdivision (b) of this Section adopted by the Board of Directors.
     (b) The exact number of directors shall be six, until changed as provided in subdivision (a) of this Section.
     (c) The maximum or minimum authorized number of directors may only be changed by an amendment of this Section approved by the vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the minimum number to a number less than five shall not be adopted if the votes cast against its adoption at a meeting (or the shares not consenting in the case of action by written consent)

exceed 16 -2/3% of such outstanding shares; and provided, further, that in no case shall the stated maximum authorized number of directors exceed two times the stated minimum number of authorized directors minus one.
     Section 2. Election of Directors. Directors shall be elected at each annual meeting of the shareholders.
     Section 3. Term of Office. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected.
     Section 4. Vacancies.
     (a) A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors, or otherwise.
     (b) Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director shall be filled only by shareholders.
     (c) The shareholder may elect a director at any time to fill any vacancy not filled by the directors.
     Section 5. Removal.
     (a) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.
     (b) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board of Directors is removed) if whenever the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of his most recent election were then being elected.
     (c) Any reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.
     Section 6. Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     Section 7. Fees and Compensation. Directors may be paid for their services in such capacity a sum in such amounts, at such times and upon such conditions as may be determined from time to time by resolution of the Board of Directors, and may be reimbursed for their expenses, if any, incurred in such capacity, including (without limitation) expenses of attendance at any meeting of the Board. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.
ARTICLE V
COMMITTEES OF THE BOARD OF DIRECTORS
     Section 1. Designation of Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (1) one or more committees, each consisting of two or more directors and (2) one or more directors as alternate members of any committee, who may replace any absent member at any meeting thereof. Any member or alternate member of a committee shall serve at the pleasure of the Board.
     Section 2. Powers of Committees. Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the Board, except with respect to:
     (a) The approval of any action for which the General Corporation Law of the State of California also requires any action by the shareholders;
     (b) The filling of vacancies on the Board or in any committed thereof;
     (c) The fixing of compensation of the directors for serving on the Board or on any committee thereof;
     (d) The amendment or repeal of these Bylaws or the adoption of new bylaws;
     (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;
     (f) A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or
     (g) The designation of other committees of the Board or the appointment of members or alternate members thereof.
ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF
     Section 1. Place of Meetings. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board, or, in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board shall be held either at any place within or without the State of California which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.
     Section 2. Organization Meeting. Immediately following each annual meeting of the shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization and transaction of other business. Notice of any such meeting is not required.
     Section 3. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as shall be designated from time to time by the Board. Notice of any such meeting is not required.
     Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors. Notice shall be given of any special meeting of the Board.
     Section 5. Notice of Special Meetings.
     (a) Notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each director or sent to each director by first class mail or telegraph, charges prepaid, telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, electronic mail, or other electronic means. Such notice shall be given four days prior to the holding of the special meeting if sent by mail or 48 hours prior to the holding thereof if delivered personally or given by telephone, telegraph, facsimile, electronic mail, or other electronic means permitted in this Section. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of communication permitted in this Section.
     (b) Notice of any special meeting of the Board of Directors need not specify the purpose thereof and need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.
     Section 6. Validation of Defectively Held Meetings. The transactions of any meetings of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. Such waivers, consents and approvals (a) need not specify the purpose of any meeting of the Board of Directors and (b) shall be filed with the corporate records or made a part of the minutes of the meeting.
     Section 7. Quorum of Meetings.
     (a) A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by law or the Articles of Incorporation.

     (b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.
     (c) Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another. Participation in a meeting by this means constitutes presence at such meeting.
     Section 8. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting for another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
     Section 9. Motion Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.
     Section 10. Meeting of and Actions by Committees. The provisions of this Article apply to committees of the Board of Directors and action by such committees with such changes in the language of those provisions as are necessary to substitute the committee and its members for the Board and its members.
ARTICLE VII
OFFICERS
     Section 1. Officers. The Corporation shall have as officers, a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article.
     Section 2. Selection of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors.
     Section 3. Subordinate Officers. The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

     Section 4. Removal and Resignation.
     (a) Any officer may be removed, either with or without cause, by the Board of Directors or, except in case of any officer chosen by the Board, by any officer upon whom such power of removal may be conferred by resolution of the Board.
     (b) Any officer may resign at any time effective upon giving written notice to the Chairman of the Board, President, any vice president, or Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.
     Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.
     Section 6. Chairman of the Board. If there is a Chairman of the Board, he shall, if present, preside at all meetings of the Board of Directors and at all meetings of the shareholders, exercise and perform such other powers and duties as may be from time to time assigned to him by resolution of the Board and, if there is no President, the Chairman of the Board shall be the chief executive officer of the Corporation and have the power and duties set forth in Section 7 of this Article.
     Section 7. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer and General Manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board or if there be none, the President shall preside at all meetings of the shareholders and at all meetings of the board. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.
     Section 8. Vice President. In the absence or disability of the President, the vice presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.
     Section 9. Secretary.
     (a) The Secretary shall keep or cause to be kept (1) the minute book, (2) the share register and (3) the seal, if any, of the Corporation.
     (b) The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board.

     Section 10. Chief Financial Officer.
     (a) The Chief Financial Officer shall perform the duties of a chief financial officer of a corporation. The Chief Financial Officer also shall keep, or cause to be kept, the books and records of account of the Corporation.
     (b) The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.
ARTICLE VIII
RECORDS AND REPORTS
     Section 1. Minute Book — Maintenance and Inspection. The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approval of the minutes thereof; and written consents for action without a meeting.
     Section 2. Share Register — Maintenance and Inspection. The Corporation shall keep or cause to be kept at its principal executive office or, if so provided by resolution of the Board of Directors, at the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
     Section 3. Books and Records of Account — Maintenance and Inspection. The Corporation shall keep or cause to be kept at its principal executive office or such other place as the Board of Directors may order, adequate and correct books and records of account
     Section 4. Bylaws — Maintenance and Inspection. The Corporation shall keep at its principal executive office or, in the absence of such office in the State of California, at its principal business office in that state, the original or a copy of the Bylaws as amended to date.

ARTICLE IX
MISCELLANEOUS
     Section 1. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
     Section 2. Contracts, Etc. — How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confirmed to specific instances; and, unless so authorized or ratified by the Board, no officer, employee or other agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount
     Section 3. Certificates; Direct Registration System.
     (a) Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under California law. Any certificates that are issued shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Shares of the Corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the NASDAQ Stock Market or any securities exchange on which the stock of the Corporation may from time to time be traded.
     (b) Transfers of shares of stock of the Corporation shall be made by the transfer agent and registrar on the books of the Corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.
     Section 4. Lost Certificates. Except as provided in this Section, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof (or uncertificated shares in lieu of a new certificate), upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.
     Section 5. Representation of Shares of Other Corporations. Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, the President or any Vice President or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.
     Section 6. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Corporations Code of the State of California shall govern the construction of these Bylaws.
     Section 7. Indemnification of Corporate Agent; Purchase of Liability Insurance.
     (a) The Corporation shall, to the maximum extent permitted by the General Corporation Law of the State of California, and as the same may from time to time be amended, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding to which such person was or is a party or is threatened to be made a party arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 7, an “agent” of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal administrative or investigative, and includes an action or proceeding by or in the right of the Corporation to procure a judgment in its favor; and “expense” includes attorney’s fees and any expenses of establishing a right to indemnification under this subdivision (a).
     (b) The right of indemnification provided in this Section shall inure to each person referred to herein, and shall extend to his legal representatives in the event of his death. The right of indemnification provided herein shall not be exclusive of any other rights to which any such person, or any other individual, may be entitled as a matter of law, or pursuant to any agreement, vote of directors or shareholders or otherwise.
     (c) The Corporation shall, if and to the extent the Board of Directors so determines, by resolution, purchase and maintain insurance in an amount and on behalf of such agents of the Corporation as the Board may specify in such resolution against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the capacity to indemnify the agent against such liability under the provisions of this Section.
ARTICLE X
AMENDMENTS
     Section 1. Amendments. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote. Subject to the next preceding sentence, bylaws (other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number, or changing from a fixed to a variable board or vice versa) may be adopted, amended or repealed by the Board of Directors.